Exhibit 99.1
Nordstrom 401(k) Plan &
Profit Sharing
Financial Statements as of and for the Years Ended
December 31, 2007 and 2006, and Supplemental Schedule as of
December 31, 2007, and
Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2007 and 2006	2

Statements of Changes in Net Assets Available for Benefits for the Years Ended
December 31, 2007 and 2006	3

Notes to Financial Statements as of and for the Years Ended December 31, 2007 and 2006	4

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2007:

Form 5500, Schedule H, Part IV, Line 4i — Schedule of Assets (Held at End of Year)	12

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Retirement Committee
Nordstrom 401(k) Plan & Profit Sharing
Seattle, WA
We have audited the accompanying statements of net assets available for benefits of Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2007 and 2006, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2007, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2007 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.
/s/ DELOITTE & TOUCHE LLP
Seattle, WA
June 13, 2008

NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 2007 AND 2006
(dollars in thousands)

	2007	2006
ASSETS:
Participant-directed investments — at fair value	$1,770,992	$1,701,767
Employer contributions receivable	50,649	59,890
Accrued interest and dividends receivable	1,439	462
Other assets	2,169	2,169

Total assets	1,825,249	1,764,288

LIABILITIES:
Trustee and administrative fees payable	1,579	579
Excess contributions payable to participants	567	868

Total liabilities	2,146	1,447

NET ASSETS AVAILABLE FOR BENEFITS AT FAIR VALUE	1,823,103	1,762,841

Adjustments from fair value to contract value for fully benefit-responsive investment contracts	(2,428)	134

NET ASSETS AVAILABLE FOR BENEFITS	$1,820,675	$1,762,975

The accompanying Notes to the Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 2007 and 2006
(dollars in thousands)

	2007	2006
ADDITIONS:

Contributions:
Employer contributions	$50,649	$59,890
Participant contributions	73,216	67,762

Total contributions	123,865	127,652

Investment income:
Net (depreciation) appreciation in fair value of investments	(4,939)	158,921
Interest and dividends	82,157	62,888

Total investment income	77,218	221,809

Total additions	201,083	349,461

DEDUCTIONS:
Benefit payments to participants	(138,662)	(112,800)
Trustee fees, administrative expenses, and other	(4,721)	(2,837)

Total deductions	(143,383)	(115,637)

NET ADDITIONS	57,700	233,824

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,762,975	1,529,151

End of year	$1,820,675	$1,762,975

The accompanying Notes to the Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(dollars in thousands)
1.	THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES

General—The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions. The following description is for informational purposes only and does not bind the Plan.

All employees in an eligible employment classification of Nordstrom, Inc. and participating subsidiaries (the “Company”) are eligible to participate in the Plan. For purposes of eligibility for Company profit sharing and matching contributions, participation begins on the first day of the calendar month coinciding with or following the one-year anniversary from the employee’s original hire date. For purposes of eligibility to make elective salary deferrals (401(k) contributions), for employees hired on and after March 1, 2007, participation begins on their employment commencement date. The Plan also contains special eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code.

Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee’s employment commencement date with a salary deferral contribution equal to 2% of compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.

For the Plan year ended December 31, 2007, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan Year (the “last day” requirement is waived if the participant terminates employment due to retirement, disability or death).

In June 2007, the Plan was amended as follows:
•	to change the eligibility requirements for Eligible Employees hired on or after March 1, 2007;

•	to clarify existing administrative practices for forfeitures and forfeiture suspense account;

•	to permit “in kind” distributions of non-publicly traded securities and to conform the Plan to existing administrative practices;

•	to change existing administrative practice with respect to forfeiture of unclaimed benefits;

•	to exclude certain Nordstrom family members from eligibility to receive Employer Profit Sharing Contributions;

•	to clarify existing Committee eligibility rules and procedures in place for the removal of Committee members;

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(dollars in thousands)

•	to reflect that beginning September 1, 2007, each Participant may make designated Roth contributions to the Plan and that the Plan will accept a rollover contribution to a Participant’s designated Roth contributions account;

•	to clarify that no portion of the designated Roth contributions account shall be eligible for hardship withdrawal; and

•	to address distribution of designated Roth contributions and rollovers of accounts holding designated Roth contributions, effective September 1, 2007.
Plan Contributions—Profit Sharing Contributions—The Company’s Board of Directors establishes the Company profit sharing contribution, if any, each year. The Board of Directors has complete discretion in determining the amount of the profit sharing contribution. Profit sharing contributions are invested in participant-directed investments or, if the participant does not make an investment election, defaulted into the Nordstrom Select Moderate Fund. The Company’s contribution for each Plan year is allocated based on a weighting of years of service and eligible compensation among the participants who qualify for a profit sharing contribution. For Plan purposes, eligible compensation generally includes salary and wages paid for employee service, including bonuses and commissions and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Internal Revenue Code ($225 for the Plan Year ended December 31, 2007).

Employee 401(k) Contributions—Eligible employees may elect to defer eligible compensation on a pretax basis, an after-tax Roth basis, or a combination of both. The maximum elective salary deferral percentage for Non-Highly Compensated Employees (NHCEs) is 50% and for Highly Compensated Employees (HCEs) is 15%. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax Roth basis, or a combination of both. For all employees, the Internal Revenue Service (IRS) limits participant contributions to a maximum of $15.5 ($20.5 for those age 50 or older) in 2007.

Company Matching Contributions—The Company’s matching contribution consists of a match of 100% of eligible participants’ elective contributions (excluding catch-up contributions) up to 4% of the participants’ eligible compensation.

Investment Programs—Participants are able to direct the investment of their accounts (including Company matching and profit sharing contributions) among any of the available funds. The available funds as of December 31, 2007 are listed in the accompanying Schedule of Assets (Held at end of year). The available funds are regularly reviewed by the Retirement Committee and are subject to change at any time.

Participation in Investment Activity—Individual accounts are credited daily with a pro rata share of investment income (loss) experienced by the respective Plan funds into which their account balances have been directed.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(dollars in thousands)
Vesting in the Plan— Employees who terminate employment due to retirement, death, or disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, “retirement” is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, disability, or death, the amounts credited to the accounts of participants are vested as follows:

Company Profit Sharing Contributions—Participants are immediately 100% vested in Company profit sharing contributions attributable to plan years beginning on and after January 1, 2000. For contributions received prior to January 1, 2000, participants are vested 20% after completing three years of service and will be credited with an additional 20% vesting for each additional year of service (1,000 hours of service in a payroll calendar year) until 100% vested at seven years.

Employee Contributions—Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.

Company Matching Contributions—Company matching contributions for employees hired prior to January 1, 2000, are 100% vested. Company matching contributions for employees whose first hour of service with the Company occurred on or after January 1, 2000 vest as follows: 33% after completing one year of service and 67% after two years of service. After three years of service, all Company matching contributions are 100% vested.

Forfeitures—Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions and, to the extent any forfeitures remain, to offset future Company profit sharing contributions. During the years ended December 31, 2007 and 2006, employer contributions were offset by forfeitures of $1,722 and $1,316, respectively.

Benefits—On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or, if the vested account balance excluding the rollover account exceeds $1, elect to remain in the plan. When an active participant reaches age 59 1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.

Payment of Benefits—Benefits are recorded when paid.

Participant Loans—Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or up to 20 years for the purchase of the principal residence of a participant. The loans are secured by the balance in the participant’s account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2007 range from 5% to 10.5% and are determined at the time the loan is approved. Principal and interest are paid semi-monthly through payroll deductions. Participants may pay monthly upon termination or leave of absence. Payment obligations are suspended for participants during approved leaves of absence not longer than 12 months and during periods of qualified military service. No more than two loans may be outstanding at any one time.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(dollars in thousands)

Trustees and Administrator of the Plan—The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Select Funds) and The Bank of New York Mellon (Mellon) (Nordstrom Select Funds only).

The Plan is administered by the Company in conjunction with the Retirement Committee, a committee appointed by the Company’s Board of Directors composed of the following individuals as of December 31, 2007:

•	Mary D. Amundson	Vice President, Employee Benefits
•	Michael G. Koppel	Executive Vice President and Chief Financial Officer
•	Erik Nordstrom	Executive Vice President and President of Stores
•	Delena M. Sunday	Executive Vice President, Human Resources and Diversity Affairs
•	Brooke White	Vice President, Corporate Communications
Mercer Human Resource Services provided administrative services and Mercer Trust Company served as asset trustee to the Plan (for all assets except the Nordstrom Select Funds) for the years ended December 31, 2007 and 2006.

Termination of the Plan—Although it has not expressed an interest to do so, the Company reserves the right to suspend, discontinue, or terminate the Plan at any time. The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan.

In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.

Tax Status—The IRS has determined and informed the Company by a letter dated October 4, 2004, that the Plan is designed in conformity with the applicable requirements of the Internal Revenue Code (“IRC”). The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Basis of Accounting—The accompanying financial statements have been prepared on the accrual basis of accounting.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(dollars in thousands)

Risks and Uncertainties—The Plan utilizes various investment instruments, including common stock, mutual funds and investment contracts. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Other Assets—Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. Such amount is recorded at the cash surrender value of the New England Life Insurance policy.

Investment Income—Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net unrealized and realized investment gains and losses are calculated based upon the fair value at the beginning of the year of investments held at that date and the cost of investments purchased during the year.

Administrative Expenses—Administrative expenses of the Plan are paid by the Plan (or the Plan’s Sponsor) as provided in the Plan document.

Benefits Payable—Benefits payable to participants who have withdrawn from participation in the Plan as of December 31, 2007 and 2006, were $200 and $29, respectively.

2.	INVESTMENTS

The Plan’s investments are held by the trustees and are recorded at fair value. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Common stock is valued at quoted market prices. Common collective trust funds are stated at fair value as determined by the issuer of the common/collective trust funds based on the fair market value of the underlying investments. Common collective trust funds with underlying investments in investment contracts are valued at fair market value of the underlying investments and then adjusted by the issuer to contract value.

The Putnam Stable Value Fund is a stable value fund that is a common collective trust fund. The fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds, and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(dollars in thousands)

2.	INVESTMENTS (CONTINUED)

The weighted average market yield and weighted average crediting rate for the Putnam Stable Value fund at December 31 are as follows:

	2007	2006
Weighted average market yield	3.44%	4.69%
Weighted average crediting rate	5.31%	5.07%
The following table presents the value of investments that represent 5% or more of the Plan’s net assets available for benefits as of December 31:

	2007	2006
Nordstrom Select Moderate Fund	$609,519	$458,129
Nordstrom Company Stock Fund	205,438	283,958
American Funds Europacific Growth	218,660	184,837
George Putnam Fund	*	133,174
Dodge & Cox Stock Fund	129,501	126,747
Putnam Stable Value Fund	119,642	105,614
Rainier Small Cap Equity Institutional	113,074	**

*	Fund was not part of the Plan’s investment portfolio

**	Fund balance did not exceed 5% of Plan net assets
During 2007 and 2006, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	2007	2006
Common stock	$(70,472)	$69,651
Mutual funds/Proprietary plan fund	64,777	88,165
Common/collective trust	3	6
Brokerage assets	753	1,099

	$(4,939)	$158,921

In accordance with Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans (the “FSP”), the statements of net assets available for benefits present an investment contract at fair value, as well as an additional line item showing an adjustment of the fully benefit-responsive contract from fair value to contract value. The statement of changes in net assets available for benefit is presented on a contract value basis and is not affected by the FSP. Fair value of the contract is calculated by discounting the related cash flows based on current yields of similar instruments with comparable durations.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(dollars in thousands)

3.	RELATED PARTY TRANSACTIONS

Mellon Bank, N.A. was trustee of the Nordstrom Select Funds from April 1, 2005 to June 30, 2007. Effective July 1, 2007, Mellon Bank, N.A. changed its name to The Bank of New York Mellon and continues to be the trustee of the Nordstrom Select Funds. Mercer Trust Company has been trustee of all assets of the Plan other than the Nordstrom Select Funds since January 1, 2005. Accordingly, Mellon Bank, N.A., The Bank of New York Mellon and Mercer Trust Company, are each a party-in-interest with respect to the Plan. The Plan invested in investment funds managed by Mercer Trust Company and its affiliates during 2007 and 2006. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Plan’s Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mercer Trust Company amounted to $1,513 for 2007 and $762 for 2006. Fees paid by the Plan to The Bank of New York Mellon and Mellon Bank, N.A amounted to $208 for 2007 and $167 for 2006.

As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company’s employer contributions to the plan qualify as party-in-interest transactions. These transactions are exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, there were no reimbursements of direct expenses paid by the Plan to the Company for Plan operations and administration in 2007 or 2006.

4.	EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS

The Plan is subject to certain compliance requirements of non-discrimination rules under ERISA and IRS guidelines. For the Plan years ended December 31, 2007 and 2006, the Plan failed certain of these non-discrimination tests due to lower contribution percentages by non-highly compensated eligible employees. In order to meet the compliance requirements, the Plan refunded a portion of the contributions made by highly compensated participants. The refund for 2007, paid in March 2008, totaled $567 and included approximately $33 of investment earnings. The refund amount for 2006 was $868, paid in March 2007, including approximately $127 of investment earnings. The refunds are recorded as “Excess contributions payable to participants” in the December 31, 2007 and 2006 Statements of Net Assets Available for Benefits and included in “Benefit payments to participants” on the Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2007 and 2006.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(dollars in thousands)

5.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of December 31:

	2007	2006
Net assets available for benefits per the financial statements	$1,820,675	$1,762,975
Trustee and administrative fees payable	1,579	579

Net assets available for benefits per Form 5500	$1,822,254	$1,763,554

NORDSTROM 401(k) PLAN & PROFIT SHARING
FORM 5500, SCHEDULE H, PART IV, LINE 4i, SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2007
(dollars in thousands)

Identity of issuer, borrower,		Description of investment including maturity date,		Fair
lessor or similar party		rate of interest, collateral, par, or maturity value		Value
*	Party-in-interest

	American Funds	American Europacific Growth Fund	Mutual Fund	218,660
*	Nordstrom, Inc.	Nordstrom Stock Fund	Common Stock	205,438
	Dodge & Cox	Dodge & Cox Stock Fund	Mutual Fund	129,501
*	Putnam Investments	Putnam Stable Value Fund	Common Collective Trust	117,214
	Rainier Investment Management	Rainier Small/Mid Cap Equity Fund	Mutual Fund	113,074
	Neuberger & Berman	Small Cap NBF Genesis Fund	Mutual Fund	90,602
	Vanguard	Vanguard Institutional Index Fund	Mutual Fund	70,574
	Allianz Global Investors	Allianz RCM Large Cap Growth Fund	Mutual Fund	61,861
	PIMCO	Pimco Total Return Fund	Mutual Fund	50,277
	Self-directed brokerage	Brokerage Securities	Self-Directed Brkg Acct	12,009
*	Putnam Investments	SDB Money Market Fund	Money Market	1,889
*	Putnam Investments		Pending cash account	111
*	Participant Loans	Loan interest rates range from 5.0% to 10.5%.		65,419
		Loan repayment is made through regular payroll deductions for a period of up to 60 months for general loans and over a longer period for loans used to finance the purchase of a principal residence. If a participant’s employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.

Nordstrom Select Funds
(Including Nordstrom Select Conservative, Nordstrom Select Moderate, and Nordstrom Select Growth Funds)

Identity of issuer, borrower,	Description of investment including maturity date,		Fair
lessor or similar party	rate of interest, collateral, par, or maturity value		Value
PIMCO	Pimco Total Return Fund	Mutual Fund	127,603
Dodge & Cox	Dodge & Cox Income Fund	Mutual Fund	121,374
Dodge & Cox	Dodge & Cox Stock Fund	Mutual Fund	61,985
Frank Russell	Frank Russell Equity II Fund	Mutual Fund	29,051
Neuberger & Berman	Neuberger Berman Genesis Institutional Fund	Mutual Fund	17,552
Capital Guardian	Capital Guardian International Fund	Common Collective Trust	103,523
Capital Guardian	Cap Guardian US Equity Fund	Common Collective Trust	86,662
The Boston Company	Pooled Employee Daily Liquidity Fund	Common Collective Trust	1,099
3M Co.	3M Co.	Common Stock	675
Abbott Labs	Abbott Labs	Common Stock	1,044
Activision, Inc.	Activision, Inc.	Common Stock	196
Adobe Systems Inc.	Adobe Systems Inc.	Common Stock	1,472
Air Products and Chemicals, Inc.	Air Products and Chemicals, Inc.	Common Stock	994
Airgas, Inc.	Airgas, Inc.	Common Stock	112
Allegheny Energy, Inc.	Allegheny Energy, Inc.	Common Stock	223
Allergan, Inc.	Allergan, Inc.	Common Stock	797
Allscripts Healthcare Solutions, Inc.	Allscripts Healthcare Solutions, Inc.	Common Stock	104
American Express Co.	American Express Co.	Common Stock	619
Ameriprise Financial, Inc.	Ameriprise Financial, Inc.	Common Stock	66
Anixter International, Inc.	Anixter International, Inc.	Common Stock	199
Annaly Capital Management, Inc.	Annaly Capital Management, Inc.	Common Stock	175
Apollo Group, Inc	Apollo Group, Inc	Common Stock	747
Apple Inc., formerly Apple Computer, Inc.	Apple Inc., formerly Apple Computer, Inc.	Common Stock	2,872
Arch Capital Group Ltd.	Arch Capital Group Ltd.	Common Stock	53
Arena Resources, Inc.	Arena Resources, Inc.	Common Stock	113
ASML Holding N.V.	ASML Holding N.V.	Common Stock	54
Aspen Technology, Inc.	Aspen Technology, Inc.	Common Stock	66
Assurant, Inc.	Assurant, Inc.	Common Stock	234
Astec Industries, Inc.	Astec Industries, Inc.	Common Stock	63
AT&T, Inc.	AT&T, Inc.	Common Stock	1,995
ATP Oil & Gas Corporation	ATP Oil & Gas Corporation	Common Stock	124
Autodesk, Inc.	Autodesk, Inc.	Common Stock	139
Avon Products, Inc.	Avon Products, Inc.	Common Stock	882
Baldor Electric Co.	Baldor Electric Co.	Common Stock	224
Bare Escentuals, Inc.	Bare Escentuals, Inc.	Common Stock	53
Barr Pharmaceuticals, Inc.	Barr Pharmaceuticals, Inc.	Common Stock	133
BE Aerospace, Inc.	BE Aerospace, Inc.	Common Stock	180
Best Buy Co., Inc.	Best Buy Co., Inc.	Common Stock	515
Boeing Co.	Boeing Co.	Common Stock	938

Identity of issuer, borrower,	Description of investment including maturity date,		Fair
lessor or similar party	rate of interest, collateral, par, or maturity value		Value
Bright Horizons Family Solutions, Inc.	Bright Horizons Family Solutions, Inc.	Common Stock	50
Cascade Bancorp	Cascade Bancorp	Common Stock	36
CB Richard Ellis Group, Inc.	CB Richard Ellis Group, Inc.	Common Stock	68
Celgene Corporation	Celgene Corporation	Common Stock	638
CF Industries Holdings, Inc	CF Industries Holdings, Inc	Common Stock	165
Chattem, Inc.	Chattem, Inc.	Common Stock	98
Church & Dwight Co., Inc.	Church & Dwight Co., Inc.	Common Stock	115
Ciena Corporation	Ciena Corporation	Common Stock	73
Cisco Systems, Inc.	Cisco Systems, Inc.	Common Stock	1,551
Citigroup, Inc.	Citigroup, Inc.	Common Stock	536
Citrix Systems, Inc.	Citrix Systems, Inc.	Common Stock	120
Cleveland-Cliffs Inc.	Cleveland-Cliffs Inc.	Common Stock	181
Coach, Inc.	Coach, Inc.	Common Stock	33
The Coca-Cola Co.	The Coca-Cola Co.	Common Stock	816
Cognizant Technology Solutions Corp.	Cognizant Technology Solutions Corp.	Common Stock	638
Cohen & Steers, Inc.	Cohen & Steers, Inc.	Common Stock	45
Colgate-Palmolive Co.	Colgate-Palmolive Co.	Common Stock	1,115
CommScope, Inc.	CommScope, Inc.	Common Stock	111
CGG Veritas	CGG Veritas	Common Stock	64
ConAgra Foods, Inc.	ConAgra Foods, Inc.	Common Stock	101
CVS Caremark Corp.	CVS Caremark Corp.	Common Stock	1,435
Deere & Company	Deere & Company	Common Stock	1,476
Digital Realty Trust, Inc.	Digital Realty Trust, Inc.	Common Stock	175
Diodes, Inc.	Diodes, Inc.	Common Stock	122
The Walt Disney Company	The Walt Disney Company	Common Stock	1,017
East West Bancorp, Inc.	East West Bancorp, Inc.	Common Stock	51
El Paso Electric Co.	El Paso Electric Co.	Common Stock	69
EMC Corp.	EMC Corp.	Common Stock	810
EMCORE Corp.	EMCORE Corp.	Common Stock	95
Endo Pharmaceuticals Holdings, Inc.	Endo Pharmaceuticals Holdings, Inc.	Common Stock	259
EOG Resources, Inc.	EOG Resources, Inc.	Common Stock	660
Exxon Mobil Corp.	Exxon Mobil Corp.	Common Stock	1,640
F5 Network, Inc.	F5 Network, Inc.	Common Stock	106
Fiserv, Inc.	Fiserv, Inc.	Common Stock	104
FLIR Systems, Inc.	FLIR Systems, Inc.	Common Stock	69
Fluor Corp.	Fluor Corp.	Common Stock	1,027
Focus Media Holding Limited	Focus Media Holding Limited	Common Stock	213
Fomento Economico Mexicano SA de CV	Fomento Economico Mexicano SA de CV	Common Stock	116
FormFactor, Inc.	FormFactor, Inc.	Common Stock	87
Foster Wheeler Limited	Foster Wheeler Limited	Common Stock	248
Franklin Resources, Inc.	Franklin Resources, Inc.	Common Stock	629
FTI Consulting, Inc.	FTI Consulting, Inc.	Common Stock	176

Identity of issuer, borrower,	Description of investment including maturity date,		Fair
lessor or similar party	rate of interest, collateral, par, or maturity value		Value
GameStop Corp.	GameStop Corp.	Common Stock	165
General Cable Corp.	General Cable Corp.	Common Stock	311
The GEO Group, Inc.	The GEO Group, Inc.	Common Stock	87
GFI Group, Inc.	GFI Group, Inc.	Common Stock	50
Gildan Activewear Inc.	Gildan Activewear Inc.	Common Stock	113
Gilead Sciences, Inc.	Gilead Sciences, Inc.	Common Stock	709
The Goldman Sachs Group, Inc.	The Goldman Sachs Group, Inc.	Common Stock	925
Google, Inc.	Google, Inc.	Common Stock	2,327
Genentech, Inc.	Genentech, Inc.	Common Stock	704
Harris Corp.	Harris Corp.	Common Stock	125
Haynes International, Inc.	Haynes International, Inc.	Common Stock	94
Herman Miller, Inc.	Herman Miller, Inc.	Common Stock	84
Hewlett Packard Co.	Hewlett Packard Co.	Common Stock	2,675
Hologic, Inc.	Hologic, Inc.	Common Stock	311
Hornbeck Offshore Services, Inc.	Hornbeck Offshore Services, Inc.	Common Stock	166
Humana Inc.	Humana Inc.	Common Stock	900
Huron Consulting Group Inc.	Huron Consulting Group Inc.	Common Stock	177
Iconix Brand Group, Inc.	Iconix Brand Group, Inc.	Common Stock	87
Immucor, Inc.	Immucor, Inc.	Common Stock	193
Integra Lifesciences Holdings Corp.	Integra Lifesciences Holdings Corp.	Common Stock	38
Intel Corp.	Intel Corp.	Common Stock	1,720
IntercontinentalExchange, Inc.	IntercontinentalExchange, Inc.	Common Stock	1,338
Intersil Corp.	Intersil Corp.	Common Stock	169
Intuitive Surgical, Inc.	Intuitive Surgical, Inc.	Common Stock	154
Inverness Medical Innovations, Inc.	Inverness Medical Innovations, Inc.	Common Stock	124
Invesco Ltd.	Invesco Ltd.	Common Stock	104
Investools Inc.	Investools Inc.	Common Stock	64
ION Geophysical Corp.	ION Geophysical Corp.	Common Stock	36
ITC Holdings Corp.	ITC Holdings Corp.	Common Stock	254
Jack in the Box Inc.	Jack in the Box Inc.	Common Stock	127
J. C. Penney Company, Inc.	J. C. Penney Company, Inc.	Common Stock	432
Jones Lang LaSalle Inc.	Jones Lang LaSalle Inc.	Common Stock	249
Knot, Inc.	Knot, Inc.	Common Stock	65
LaSalle Hotel Properties	LaSalle Hotel Properties	Common Stock	81
Lazard Ltd.	Lazard Ltd.	Common Stock	238
Manitowoc Company, Inc.	Manitowoc Company, Inc.	Common Stock	205
McDermott International, Inc.	McDermott International, Inc.	Common Stock	524
McDonald’s Corp.	McDonald’s Corp.	Common Stock	1,037
Merck & Co., Inc.	Merck & Co., Inc.	Common Stock	2,272
Micros Systems, Inc.	Micros Systems, Inc.	Common Stock	98
Microsoft Corp.	Microsoft Corp.	Common Stock	2,492
Middleby Corp.	Middleby Corp.	Common Stock	71

Identity of issuer, borrower,	Description of investment including maturity date,		Fair
lessor or similar party	rate of interest, collateral, par, or maturity value		Value
Millennium Pharmaceuticals, Inc.	Millennium Pharmaceuticals, Inc.	Common Stock	70
Mirant Corp.	Mirant Corp.	Common Stock	—
Monsanto Co.	Monsanto Co.	Common Stock	392
MSC Industrial Direct Co., Inc.	MSC Industrial Direct Co., Inc.	Common Stock	166
Myriad Genetics, Inc.	Myriad Genetics, Inc.	Common Stock	116
National Semiconductor Corp.	National Semiconductor Corp.	Common Stock	101
News Corp.	News Corp.	Common Stock	680
NII Holdings, Inc.	NII Holdings, Inc.	Common Stock	99
Noble Corp.	Noble Corp.	Common Stock	444
Northern Trust Corp.	Northern Trust Corp.	Common Stock	1,164
NRG Energy, Inc.	NRG Energy, Inc.	Common Stock	125
Nuance Communications, Inc.	Nuance Communications, Inc.	Common Stock	135
Omnicell, Inc.	Omnicell, Inc.	Common Stock	62
ON Semiconductor Corp.	ON Semiconductor Corp.	Common Stock	82
Orthofix International N.V.	Orthofix International N.V.	Common Stock	72
OYO Geospace Corp.	OYO Geospace Corp.	Common Stock	64
Packaging Corporation of America	Packaging Corporation of America	Common Stock	238
Pediatrix Medical Group, Inc.	Pediatrix Medical Group, Inc.	Common Stock	100
Pepsico, Inc.	Pepsico, Inc.	Common Stock	1,260
Petrohawk Energy Corp.	Petrohawk Energy Corp.	Common Stock	259
Phillips-Van Heusen Corp.	Phillips-Van Heusen Corp.	Common Stock	103
Pioneer Natural Resources Co.	Pioneer Natural Resources Co.	Common Stock	71
Precision Castparts Corp.	Precision Castparts Corp.	Common Stock	1,616
Proctor & Gamble Co.	Proctor & Gamble Co.	Common Stock	940
Psychiatric Solutions, Inc.	Psychiatric Solutions, Inc.	Common Stock	65
Qiagen N.V.	Qiagen N.V.	Common Stock	172
Range Resources Corp.	Range Resources Corp.	Common Stock	105
Raymond James Financial, Inc.	Raymond James Financial, Inc.	Common Stock	48
Research In Motion Limited	Research In Motion Limited	Common Stock	669
Respironics Inc.	Respironics Inc.	Common Stock	79
Riverbed Technology, Inc.	Riverbed Technology, Inc.	Common Stock	98
Saks Inc.	Saks Inc.	Common Stock	180
Schering-Plough Corp.	Schering-Plough Corp.	Common Stock	884
Schlumberger Limited	Schlumberger Limited	Common Stock	2,381
The Charles Schwab Corp.	The Charles Schwab Corp.	Common Stock	703
Seabridge Gold Inc.	Seabridge Gold Inc.	Common Stock	76
Shire plc	Shire plc	Common Stock	890
Signature Bank	Signature Bank	Common Stock	84
Silicon Laboratories Inc.	Silicon Laboratories Inc.	Common Stock	69
SiRF Technology Holdings, Inc.	SiRF Technology Holdings, Inc.	Common Stock	99
SonoSite, Inc.	SonoSite, Inc.	Common Stock	62
Sotheby’s	Sotheby’s	Common Stock	319

Identity of issuer, borrower,	Description of investment including maturity date,		Fair
lessor or similar party	rate of interest, collateral, par, or maturity value		Value
St. Jude Medical, Inc.	St. Jude Medical, Inc.	Common Stock	996
Starwood Hotels & Resorts Worldwide, Inc.	Starwood Hotels & Resorts Worldwide, Inc.	Common Stock	691
Stifel Financial Corp.	Stifel Financial Corp.	Common Stock	87
Sunoco, Inc.	Sunoco, Inc.	Common Stock	694
Sunstone Hotel Investors, Inc.	Sunstone Hotel Investors, Inc.	Common Stock	126
TeleTech Holdings, Inc.	TeleTech Holdings, Inc.	Common Stock	111
Terex Corp.	Terex Corp.	Common Stock	118
Tesco Corp.	Tesco Corp.	Common Stock	66
Texas Instruments, Inc.	Texas Instruments, Inc.	Common Stock	1,099
Texas Roadhouse, Inc.	Texas Roadhouse, Inc.	Common Stock	78
Textron Inc.	Textron Inc.	Common Stock	1,365
Thermo Fisher Scientific Inc.	Thermo Fisher Scientific Inc.	Common Stock	1,022
Thomas & Betts Corp.	Thomas & Betts Corp.	Common Stock	216
THQ Inc.	THQ Inc.	Common Stock	101
Time Warner Telecom Inc.	Time Warner Telecom Inc.	Common Stock	107
Transocean, Inc.	Transocean, Inc.	Common Stock	1,453
Trimble Navigation Ltd.	Trimble Navigation Ltd.	Common Stock	105
United Therapeutics Corp.	United Therapeutics Corp.	Common Stock	73
Universal Electronics Inc.	Universal Electronics Inc.	Common Stock	52
Urban Outfitters, Inc.	Urban Outfitters, Inc.	Common Stock	119
VCA Antech, Inc.	VCA Antech, Inc.	Common Stock	61
Verigy Limited	Verigy Limited	Common Stock	61
ViaSat, Inc.	ViaSat, Inc.	Common Stock	86
VMware, Inc.	VMware, Inc.	Common Stock	322
Volcom, Inc.	Volcom, Inc.	Common Stock	40
Wabtec Corp.	Wabtec Corp.	Common Stock	160
Weatherford International Ltd.	Weatherford International Ltd.	Common Stock	1,166
Whiting Petroleum Corp.	Whiting Petroleum Corp.	Common Stock	88
Wisconsin Energy Corp.	Wisconsin Energy Corp.	Common Stock	139
WMS Industries Inc.	WMS Industries Inc.	Common Stock	188
Woodward Governor Co.	Woodward Governor Co.	Common Stock	71
XTO Energy Inc.	XTO Energy Inc.	Common Stock	1,271
Zoltek Companies, Inc.	Zoltek Companies, Inc.	Common Stock	118